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                                                                 EXHIBIT 10 (xv)

                                  CO-STEEL INC.

                  EQUITY-BASED PLAN FOR NON-EMPLOYEE DIRECTORS

1.00   PURPOSE

1.01 The Co-Steel Equity Plan for Non-Employee Directors (the "Plan") is intended to enhance the Corporation's ability to attract and retain talented individuals to serve as members of the Board and to promote a greater alignment of interests between directors and shareholders of the Corporation.

2.00   DEFINITIONS

2.01   As used in this Plan, the following terms have the following meanings:

         (a)      "BOARD" means the Board of Directors of the Corporation.

         (b) "COMMITTEE" means the Compensation Committee of the Board or such other persons designated by the Board from time to time.

         (c)      "COMMON SHARE" means a common share of the Corporation.

         (d)      "CORPORATION" means Co-Steel Inc.

         (e) "DEFERRED SHARE UNIT" means a bookkeeping entry, equivalent in value to a Common Share, credited in accordance with an election made by an Eligible Director pursuant to Section 5.00 or Section 6.00.

         (f) "DEFERRED SHARE UNIT ACCOUNT" means the account maintained for the Eligible Director on the books of the Corporation into which Deferred Share Units will be credited in accordance with
                  Section 5.00 of this Agreement.

         (g) "ELECTION DATE" means the date on which an Eligible Director files an election with the Secretary of the Corporation pursuant to Section 5.01(a).

         (h) "ELIGIBLE DIRECTOR" means any director who is neither an employee nor a full-time officer of the Corporation or any subsidiary thereof on the applicable Election Date.

         (i) "FAIR MARKET VALUE" on a particular date means the closing price of the Common Shares as reported by the Toronto Stock Exchange on the preceding day in which Common Shares traded on the Toronto Stock Exchange.

         (j) "FEES" means the annual retainer, fees for attending Board or committee meetings or fees serving as Chair or Vice-Chair of the Board or a committee thereof.

         (k)      "PLAN" means the plan described in this document.

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         (l)      "PURCHASE DATE" shall be the date(s) during each fiscal year on which Fees are normally paid.

         (m) "SETTLEMENT DATE" means any date after the Termination Date determined by the Eligible Director (or after the Eligible Director's death by his or her legal representative) which date is no later than the end of the first calendar year commencing after the Termination Date.

         (n) "TERMINATION DATE" means the date on which an Eligible Director terminates Board service by reason of his or her death, retirement from, or loss of office as a director of the Corporation.

3.00   EFFECTIVE DATE

3.01   The Plan shall be effective as of November 1, 1999.

4.00   ADMINISTRATION

4.01 The Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

5.00   PAYMENT AND DEFERRAL OF FEES

5.01 An Eligible Director may elect to receive up to 100%, of his or her Fees in the form of Deferred Share Units.

         (a) METHOD OF ELECTING. The Eligible Director must complete and deliver to the Secretary of the Corporation a written election, not later than 30 days after the date on which his or her annual term as a director commenced, designating the portion of his or her Fees for that year of service as a director that is to be paid in Deferred Share Units. An election shall be valid from year to year unless retracted. If no election is made, and no prior election remains effective, the Eligible Director shall be deemed to have elected to be paid in cash.

         (b) DEFERRED SHARE UNITS. The Eligible Director will have Deferred Share Units credited to the Eligible Director's Deferred Share Unit Account, as of the Purchase Date.

         (c) NUMBER OF DEFERRED SHARE UNITS. The number of Deferred Share Units to be credited to the Deferred Share Unit Account shall be determined by dividing the amount of the Fees to be deferred into Deferred Share Units by the Fair Market Value of one Common Share on the Purchase Date.

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5.02   Deferred Share Units shall be credited with dividend equivalents when dividends are paid on Common Shares. Such dividend equivalents shall be converted into additional Deferred Share Units by dividing such dividend equivalents to be deferred by the Fair Market Value of one Common Share on the date that dividends are paid and credited to the Eligible Director's Deferred Share Unit Account.

6.00   ADJUSTMENTS AND REORGANIZATIONS

6.01 In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of the Corporation's assets to the shareholders, or any other change affecting Common Shares, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change, shall be made with respect to the number of Deferred Share Units outstanding under the Plan. In the event the Corporation is not the surviving Corporation in a merger, consolidation or amalgamation with another company or in the event of a liquidation, reorganization and in the absence of any surviving corporation's assumption of outstanding awards made under the Plan, the Committee may provide for appropriate settlements of Deferred Share Units.

7.00   TERMINATION OF BOARD SERVICE

7.01 On the Settlement Date, the Corporation shall pay to the Eligible Director a lump sum payment, net of any applicable taxes and other amounts required to be withheld, in cash equal to the number of Deferred Share Units credited to the Eligible Director's account as at the Termination Date multiplied by the Fair Market Value of Common Shares on the Termination Date.

8.00   MISCELLANEOUS

8.01 No Shareholder Rights: Deferred Share Units do not entitle an Eligible Director to any shareholder rights, including, but without limitation, voting rights, dividend entitlement or rights on liquidation.

8.02 Transferability of Deferred Share Units: Deferred Share Units shall not be transferable or assignable other than by will or the laws of descent and distribution.

8.03 No Right to Service: Neither participation in the Plan nor any action under the Plan shall be construed to give any Eligible Director a right to be retained in the service of the Corporation.

8.04 Unfunded Plan: Unless otherwise determined by the Committee, the Plan will be unfunded. To the extent any individual holds any rights under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Corporation.

8.05 Successors and Assigns: The Plan shall be binding on all successors and assigns of the Corporation and an Eligible Director, including without limitation, the estate of such Eligible Director and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Eligible Director's creditors.

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8.06   Amendment of Plan: The Committee may amend the Plan as it deems necessary, from time to time.

8.07 Plan Termination: The Committee may terminate the Plan at any time. However, if so terminated, prior awards shall, at the discretion of the Committee, either (a) become immediately payable, or (b) remain outstanding and in effect in accordance with their applicable terms and conditions.

8.08 Governing Law: The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be governed by the substantive laws, but not the choice of law rules, of the Province of Ontario.